Exhibit 99

       Perrigo Company Reports Record Second Quarter Fiscal 2004 Results



    ALLEGAN, Mich., Feb. 3 /PRNewswire-FirstCall/ -- The Perrigo Company (Nasdaq: PRGO) today announced record results for the second quarter and six months ended Dec. 27, 2003.


                               Perrigo Company
                   (in thousands, except per share amounts)

                                    Second Quarter          Year-To-Date
                                   2004        2003        2004        2003
    Sales                        $245,094    $227,521    $454,899    $440,736
    Net Income                    $38,235     $16,814     $54,743     $35,592
    Diluted Shares                 71,500      70,394      71,568      71,003
    Diluted EPS                     $0.53       $0.24       $0.76       $0.50

    Second Quarter Results

    Net sales for the second quarter were $245.1 million, compared with $227.5 million last year, an increase of eight percent. Net income increased to $38.2 million, or $0.53 per share, compared with $16.8 million, or $0.24 per share, a year ago. The current quarter results include a one-time income tax benefit of $13.1 million, or $0.18 per share, resulting from the conclusion of a routine Federal tax examination of tax years 1998, 1999 and 2000. Excluding this one-time benefit, net income was a record $25.1 million, or $0.35 per share, an increase of 49 percent, compared with last year.

    Commenting on results from operations for the second quarter, David T. Gibbons, Perrigo Chairman, President and Chief Executive Officer, said, "We are pleased with the excellent results delivered this quarter. Sales volume was stronger than anticipated due to new product sales and the early onset and widespread nature of influenza this year, which resulted in increased sales of cough/cold and analgesic products.

    "Perrigo continues to make good progress in improving operational efficiencies. The volume growth in the second quarter demonstrates how our focus on lower costs and increased productivity gives us strong operating leverage, resulting in a 49 percent increase in net income from operations this quarter. These same strategies were key contributors to the increase in year-to-date operating cash flow to $60 million, a 58 percent increase compared with $38 million last year."


    Six Months Results

    Net sales for the six months ended Dec. 27, 2003 were $454.9 million, an increase of three percent, compared with $440.7 million last year. Net income for the six months was $54.7 million, or $0.76 per share, compared with $35.6 million, or $0.50 per share, last year. Excluding the tax benefit of $13.1 million, or $0.18 per share, in the current year and a favorable lawsuit settlement of $2 million after-tax, or $0.03 per share, last year, net income was $41.6 million, or $0.58 per share, compared with $33.6 million, or $0.47 per share, a year ago.


    Outlook

    Commenting on the outlook for the balance of fiscal 2004, Mr. Gibbons said, "While the pattern of reported incidences of cough, cold and flu indicates the peak for this season has passed, we believe the second quarter earnings gain will be largely incremental to the full year. As a result, we now anticipate earnings for fiscal 2004 of $0.80 to $0.83 per share, before the one-time income tax benefit of $0.18 per share. Including the tax benefit, we expect earnings to range from $0.98 to $1.01 per share."


    Peter Black Acquisition

    The Company announced the acquisition of Peter Black Pharmaceuticals, Ltd., for $13.4 million in cash on Dec. 12, 2003. Peter Black is the largest manufacturer of store brand vitamin and nutritional supplement products for grocery stores, pharmacies and contract customers in the United Kingdom.
"With this acquisition, we have taken an important step in becoming one of the U.K.'s largest suppliers of over-the-counter pharmaceutical and nutritional products sold by retailers under their store brand labels. We intend to use this market leadership position to better serve our customers in the U.K.," said Gibbons.


    Perrigo will host a conference call to discuss second quarter fiscal 2004 results at 11:00 a.m. (ET) today. The call and replay will be available via webcast on the Company's Web site at www.perrigo.com/investor or by phone, toll free, 888-489-0147. A taped replay of the call will be available beginning at approximately 2:30 p.m. (ET) Tuesday, Feb. 3 until midnight Friday, Feb. 6. To listen to the replay, call 800-642-1687, access code 5084809.


    The Company is furnishing this earnings release to the Securities and Exchange Commission via Form 8-K and it is hereby incorporated by reference. The information provided on Form 8-K includes a summary of each non-GAAP financial measure included in this earnings release and the reasons management believes these non-GAAP financial measures are useful to investors.


    Perrigo Company is the nation's largest manufacturer of over-the-counter (non-prescription) pharmaceutical and nutritional products sold by supermarket, drug, and mass merchandise chains under their own labels. The Company's products include over-the-counter pharmaceuticals such as analgesics, cough and cold remedies, gastrointestinal, and feminine hygiene products, and nutritional products, such as vitamins, nutritional supplements and nutritional drinks. Visit Perrigo on the Internet (www.perrigo.com ).


    Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. Please see the "Cautionary Note Regarding Forward-Looking Statements" on pages 25 - 30 of the Company's Form 10-K for the year ended June 28, 2003 for a discussion of certain important factors that relate to forward-looking statements contained in this press release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




                                 PERRIGO COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share amounts)
                                   (unaudited)

                                    Second Quarter          Year-To-Date
                                  2004        2003         2004       2003
                                         (as adjusted)           (as adjusted)

    Net sales                   $245,094    $227,521     $454,899    $440,736
    Cost of sales                171,198     163,225      323,017     314,761
    Gross profit                  73,896      64,296      131,882     125,975

    Operating expenses
       Distribution                3,833       4,083        7,355       8,110
       Research and development    6,186       5,321       11,899      10,769
       Selling and
        administration            25,107      28,547       48,513      54,150
         Subtotal                 35,126      37,951       67,767      73,029
       Unusual litigation              -           -            -      (3,128)
         Total                    35,126      37,951       67,767      69,901

    Operating income              38,770      26,345       64,115      56,074
    Interest and other, net         (504)       (514)        (953)       (722)

    Income before income taxes    39,274      26,859       65,068      56,796
    Income tax expense             1,039      10,045       10,325      21,204

    Net income                   $38,235     $16,814      $54,743     $35,592

    Earnings per share
       Basic                       $0.55       $0.24        $0.78       $0.51
       Diluted                     $0.53       $0.24        $0.76       $0.50

    Weighted average shares
     outstanding
       Basic                      69,967      69,273       70,006      70,000
       Diluted                    71,500      70,394       71,568      71,003



                                 PERRIGO COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                         December 27,  June 28,  December 28,
                                            2003         2003        2002
    Assets                               (unaudited)             (unaudited)
                                                                (as adjusted)

    Current assets
       Cash and cash equivalents          $110,809     $93,827     $71,773
       Accounts receivable                 123,832      87,018     102,722
       Inventories                         142,626     160,326     153,477
       Current deferred income taxes        30,455      32,643      23,970
       Prepaid expenses and other current
        assets                               9,358       5,383       6,907
              Total current assets         417,080     379,197     358,849

    Property and equipment                 459,397     429,115     411,858
       Less accumulated depreciation       233,706     210,337     201,759
                                           225,691     218,778     210,099

    Goodwill                                35,919      35,919      35,919
    Non-current deferred income taxes        6,976       3,968       3,320
    Other non-current assets                21,579       6,108       4,678
                                          $707,245    $643,970    $612,865

    Liabilities and Shareholders' Equity
    Current liabilities
       Accounts payable                    $81,487     $72,186     $68,970
       Notes payable                         8,109       8,980       9,469
       Payroll and related taxes            28,337      40,535      27,884
       Accrued expenses                     46,941      36,590      41,931
       Accrued income taxes                  6,068       5,568       9,872
       Current deferred income taxes         2,975       2,683       2,313
              Total current liabilities    173,917     166,542     160,439

    Non-current deferred income taxes       26,060      25,484      23,778
    Other non-current liabilities            5,128       3,520       3,212

    Shareholders' equity
       Preferred stock, without par
        value, 10,000 shares authorized          -           -           -
       Common stock, without par value,
        200,000 shares authorized           92,404      88,990      81,669
       Unearned compensation                  (608)       (111)       (414)
       Accumulated other comprehensive
        income                               1,540       1,282         890
       Retained earnings                   408,804     358,263     343,291
              Total shareholders' equity   502,140     448,424     425,436
                                          $707,245    $643,970    $612,865

    Supplemental Disclosures of Balance
     Sheet Information
       Allowance for doubtful accounts      $7,623     $10,242      $9,465
       Allowance for inventory             $22,124     $21,717     $20,855
       Working capital                    $243,163    $212,655    $198,410
       Preferred stock, shares issued            -           -           -
       Common stock, shares issued          70,076      70,034      69,479



                                   PERRIGO COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (in thousands)
                                     (unaudited)

                                                           Year-To-Date
                                                      2004           2003
       Cash Flows From Operating Activities                      (as adjusted)
          Net income                                 $54,743        $35,592
          Adjustments to derive cash flows
            Depreciation and amortization             14,367         13,520
            Compensation - stock options               2,609          2,667
            Deferred income taxes                       (683)           338
          Changes in operating assets and
           liabilities, net of amounts acquired
           in a business acquisition
            Accounts receivable                      (30,761)       (20,155)
            Inventories                               25,741          2,137
            Accounts payable                           3,246         (5,458)
            Payroll and related taxes                (12,189)        (3,453)
            Accrued income taxes                         500          1,794
            Accrued expenses                           7,510          9,197
            Other                                     (5,202)         1,330
                Net cash from operating activities    59,881         37,509

       Cash Flows For Investing Activities
          Additions to property and equipment        (13,535)       (12,022)
          Non-current note receivable                (10,000)             -
          Acquisition of a business                  (13,401)             -
          Investment in equity subsidiaries           (2,000)             -
                Net cash for investing activities    (38,936)       (12,022)

       Cash Flows For Financing Activities
          Borrowings (repayments) of
           short-term debt, net                         (765)         1,107
          Tax benefit of stock transactions              355             59
          Issuance of common stock                     2,390          1,059
          Repurchase of common stock                  (1,940)       (32,667)
          Cash dividends paid                         (4,202)             -
          Other                                            -           (117)
                Net cash for financing activities     (4,162)       (30,559)

                Net Increase (Decrease) in Cash and
                 Cash Equivalents                     16,783         (5,072)
       Cash and cash equivalents, at
        beginning of period                           93,827         76,824
       Effect of exchange rate changes on cash           199             21
       Cash and cash equivalents, at end
        of period                                   $110,809        $71,773

       Supplemental Disclosures of Cash Flow
        Information
       Cash paid during the year for
          Interest paid                                 $213           $467
          Income taxes paid                           $9,539        $18,922



                                 PERRIGO COMPANY
                               SEGMENT INFORMATION
                                  (in thousands)
                                   (unaudited)

                                         Second Quarter       Year-To-Date
                                         2004      2003      2004      2003
    Segment Sales
       Consumer Health Care            $222,788  $205,284  $413,513  $400,353
       UK Operations                     14,965    13,416    27,628    25,184
       Quifa (Mexico)                     7,341     8,821    13,758    15,199
       Pharmaceuticals                        -         -         -         -
    Total                              $245,094  $227,521  $454,899  $440,736

    Segment Operating Income
       Consumer Health Care             $37,867   $24,191   $62,767   $53,340
       UK Operations                        900     1,038     1,334     1,778
       Quifa (Mexico)                     1,081     1,116     1,371       956
       Pharmaceuticals                   (1,078)        -    (1,357)        -
    Total                               $38,770   $26,345   $64,115   $56,074



                                  PERRIGO COMPANY
                       RECONCILIATION OF NON-GAAP MEASURES
                     (in thousands, except per share amounts)
                                   (unaudited)

                                            Second Quarter     Year-To-Date
                                            2004     2003     2004     2003
    Net income (GAAP)                      $38,235  $16,814  $54,743  $35,592
    Less: income tax benefit                13,100        -   13,100        -
    Less: unusual litigation, net of tax         -        -        -    2,000
    Net income before income tax benefit
       and unusual litigation              $25,135  $16,814  $41,643  $33,592

    Earnings per share:
       Basic                                 $0.36    $0.24    $0.60    $0.48
       Diluted                               $0.35    $0.24    $0.58    $0.47

    Weighted average shares outstanding:
       Basic                                69,697   69,273   70,006   70,000
       Diluted                              71,500   70,394   71,568   71,003





SOURCE  Perrigo Company
    -0-                             02/03/2004
    /CONTACT: Ernest J. Schenk, Manager, Investor Relations and Communication of Perrigo Company, +1-269-673-9212, or E-mail: Investor@perrigo.com /
    /Web site:  http://www.perrigo.com/investor
                http://www.perrigo.com /
    (PRGO)

CO:  Perrigo Company
ST:  Michigan
IN:  MTC
SU:  ERN ERP CCA MAV